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                                                           EXHIBIT 5(l)

                       CAPSTONE FIXED INCOME SERIES, INC.
                                  ON BEHALF OF

                      CAPSTONE INTERMEDIATE GOVERNMENT FUND

                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT, effective commencing on March 25, 1996, between Capstone Asset Management Company (the "Adviser") and Capstone Fixed Income Series, Inc. (the "Fund"), on behalf of its Series, Capstone Intermediate Government Fund (the "Series").

     WHEREAS, the Fund is a Maryland corporation organized under Articles of Incorporation dated May 11, 1992, (the "Articles") and the Fund, including the Series, is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open- end, diversified management investment company;

     WHEREAS, the Fund wishes to retain the Adviser to render investment advisory services to the Fund, on behalf of the Series, and the Adviser is willing to furnish such services to the Fund;

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Fund and the Adviser as follows:

     1. Appointment. The Fund hereby appoints the Adviser to act as investment adviser to the Fund, on behalf of the Series, for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. Investment Advisory Duties. Subject to the supervision of the Directors of the Fund, the Adviser will, (a) provide a program of continuous investment management for the Series in accordance with the Series' investment objectives, policies and limitations as stated in the prospectus and Statement of Additional Information for the Series included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Adviser by the Fund; (b) make investment decisions for the Series; and (c) place orders to purchase and sell securities for the Series.

     In performing its investment management services for the Series hereunder, the Adviser will provide the Fund, for the Series, with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range

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investment policy. The Adviser will determine the securities, instruments, repurchase agreements, options, futures and other investments and techniques that the Series will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Series' portfolio. The Adviser will determine what portion of the Series' portfolio shall be invested in securities and other assets, and what portion, if any, should be held uninvested.

     The Adviser further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

     (b) use reasonable efforts to manage the Series so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

     (c) place orders pursuant to its investment determinations for the Series directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Series' prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

     (d) furnish to the Fund for the Series whatever statistical information the Fund may reasonably request with respect to the Series' assets or contemplated investments. In addition, the Adviser will keep the Fund and the Directors informed of developments materially affecting the Series' portfolio and shall, on the Adviser's own initiative, furnish to the Fund from time to time whatever information the Adviser believes appropriate for this purpose;

     (e) make available to the Fund's administrator, Capstone Asset Management Company (the "Administrator"), and the Fund, promptly upon their request, such copies of its investment records and ledgers with respect to the Series as may be required to assist the Administrator and the Fund in their compliance with applicable laws and regulations. The Adviser will furnish the Directors with such periodic and special reports regarding the Series as they may reasonably request;

     (f) immediately notify the Fund in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Adviser further agrees to notify the Fund immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Fund's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

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     3. Allocation of Charges and Expenses. Except as otherwise specifically provided in this Section 3, the Adviser shall pay the compensation and expenses of all its directors, officers and employees who serve as officers and executive employees of the Fund (including the Fund's share of payroll taxes), and the Adviser shall make available, without expense to the Fund, the service of its directors, officers and employees who may be duly elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law.

     The Adviser shall not be required to pay any expenses of the Fund other than those specifically allocated to the Adviser in this Section 3. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are officers or employees of the Adviser whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Fund's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating the daily net asset value of Series of the Fund's shares; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this Section 3, other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the portfolio securities of any Series of the Fund; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of any Series of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund or a Series; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Fund who are not interested persons of the Adviser; and travel expenses (or an appropriate portion thereof) of officers or directors of the Fund who are officers, directors or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisers thereto.

     The Adviser shall not be required to pay expenses of any activity which is primarily intended to result in sales of shares of the Series if and to the extent that (i) such expenses are assumed or required to be borne by the principal underwriter for the Series or some other party, or (ii) the Fund on behalf of the Series shall have adopted a plan in conformity with Rule 12b-1

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under the 1940 Act providing that the Fund or the Series (or some other party)
shall assume some or all of such expenses. The Adviser shall be required to pay such of the foregoing sales expenses with respect to the Series as are not assumed or required to be paid by the principal underwriter or some other party or are not permitted to be paid by the Fund or Series (or some other party) pursuant to such a plan.

     4. Compensation. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Fund will pay the Adviser at the end of each calendar month, out of the assets of the Series, an advisory fee computed daily at an annual rate equal to 0.40% of the first $450 million of the Series' average daily net assets. The "average daily net assets" of the Series shall mean the average of the values placed on the Series' net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Series is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Series lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Series shall always be determined pursuant to the applicable provisions of the Articles and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of the Series as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Series' portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Series has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this Section, then the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Series as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of the Series more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4.

     In the event that the Adviser's gross compensation hereunder together with that paid or payable by the Fund on behalf of the Series to the Administrator for any fiscal year shall, when added to the other expenses of the Series, cause the aggregate expenses of the Series to exceed the maximum expenses permitted under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the shares of the Series may be qualified for offer and sale, the total compensation paid or payable to the Adviser, and the Administrator shall each be reduced pro rata (but not below zero), to the extent necessary to cause the Series not to exceed such expense limitation. Except to the extent that such reduction with respect to the Adviser has been reflected in lowered monthly payments to the Adviser, the Adviser shall refund to the Series its pro rata portion of the amount by which the total of payments received by the Adviser and the Administrator are in excess of such expense limitation as promptly as practicable after the end of such fiscal year, provided that neither the Adviser nor the Administrator shall be required to pay the Series an amount greater than the fee otherwise payable to the Adviser or the Administrator, respectively, in respect of such year. As

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used in this Section 4, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company as determined by applicable law. The words "lowest applicable expense limitation" shall be deemed to be that which results in the largest reduction of the Adviser's and the Administrator's compensation for any fiscal year of the Series; provided, however, that nothing in this Agreement shall limit the Adviser's or the Administrator's fees if not required by an applicable statute or regulation referred to above in this Section 4.

     5. Books and Records. The Adviser agrees to maintain such books and records with respect to its services to the Series as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a- 2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Fund upon its request. And the Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Series are being conducted in accordance with applicable laws and regulations.

     6. Standard of Care and Limitation of Liability. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Series or the holders of the Series' shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund, the Series or to holders of the Series' shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services for the Series.

     7. Services Not Exclusive. It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or Series of the Fund or of other investment companies (whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Series hereunder. When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for the Series, it is understood that in light of its fiduciary duty to the Series, such transactions will be executed on a basis that is fair and equitable to the

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Series. In connection with purchases or sales of portfolio securities for the account of the Series, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission, provided that portfolio transactions for the Series may be executed through firms affiliated with the Adviser. If the Adviser provides any advice to its clients concerning the shares of the Series, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Series.

     8. Duration and Termination. This Agreement shall continue until _____________, 1995, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Series' outstanding voting securities (as defined in the 1940
Act), provided that in either event the continuance is also approved by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund on behalf of the Series upon the vote of a majority of the Directors or by vote of the majority of the Series' outstanding voting securities, upon sixty
(60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     9. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Series, and (ii) a majority of the Directors of the Fund, including a majority of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     10. Subadvisory Agreements, Etc. In rendering the services required under this Agreement, the Adviser may, subject to the legally required approval by the Directors and by the shareholders of the Series, cause such services to be provided by one or more other registered investment advisers and receive such assistance from such other investment adviser(s) pursuant to an agreement or agreements, and may, subject to compliance with the requirements of applicable law, contract with such other parties as the Fund may deem appropriate to obtain information, advice and management services and other assistance, but any fees, compensation or expenses to be paid to any such party shall be paid by the Adviser, and no obligation shall be incurred on behalf of the Fund or the Series in any such respect.

     11. Miscellaneous.

     a. This Agreement shall be governed by the laws of the State of Texas, provided that

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nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

     b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     d. Nothing herein shall be construed as constituting the Adviser as an agent of the Fund or the Series.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of March 25, 1996.


                                         CAPSTONE FIXED INCOME SERIES, INC.



                                         By ___________________________________
                                            President


                                         CAPSTONE ASSET MANAGEMENT COMPANY



                                         By ___________________________________
                                            President


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